                                                                  Exhibit (i)(2)

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                August 25, 2005


Van Kampen Tax Free Money Fund
1221 Avenue of the America
New York, New York 10020

          Re:  Post-Effective Amendment No. 24 to the
               Registration Statement on Form N-1A
               for the Van Kampen Tax Free Money Fund
               (the "Registration Statement")
               (File Nos. 033-6745 and 811-4718)

                  We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.


                                                  Very truly yours,

                                                  /s/ SKADDEN, ARPS, SLATE,
                                                      MEAGHER & FLOM LLP